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                                                                   EXHIBIT 10.41

                       DATED THE 17TH DAY OF JANUARY 2006

                          XINHUA FINANCE MEDIA LIMITED

                                       AND

                        ACCORD GROUP INVESTMENTS LIMITED

                                   ----------

                          SHARE SUBSCRIPTION AGREEMENT
                     IN RESPECT OF SHARES IN THE CAPITAL OF
                        ACCORD GROUP INVESTMENTS LIMITED

                                   ----------

                                   SOLICITORS
                           (PRESTON GATES ELLIS LOGO)

                  35th Floor, Two International Finance Centre
                                8 Finance Street
                               Central, Hong Kong

                        Tel: (852) 2511 5100 / 2230 3500
                        Fax: (852) 2511 9515 / 2899 2996
                          Website: www.prestongates.com

                         Our ref: 53366-00001/CSMN/VSKM

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                                TABLE OF CONTENTS

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
                                                                            Page
                                                                            ----
1.   Definitions...........................................................    3
     1.1    Definitions....................................................    3

2.   Subscription and Sale of Subscription Shares..........................    5
     2.1    Subscription and Sale..........................................    5
     2.2    Closing........................................................    5
     2.3    Closing Deliveries by the Company..............................    5
     2.4    Closing Deliveries by the Investor.............................    5

3.   Representations, Warranties and Covenants of the Company..............    5
     3.1    Organisation...................................................    5
     3.2    Capitalisation.................................................    5
     3.3    Subsidiaries...................................................    6
     3.4    Authorisation..................................................    6
     3.5    No Conflict....................................................    6
     3.6    Governmental Consents and Approvals............................    6
     3.7    Issuance of Subscription Shares................................    6
     3.8    Rights of Subscription Shares..................................    7
     3.9    Material Liability.............................................    7
     3.10   The Group Structure Agreements.................................    7
     3.11   Litigation.....................................................    7
     3.12   Winding Up, etc................................................    7
     3.13   Material Contracts.............................................    7
     3.14   Brokerage or Commissions.......................................    8
     3.15   Full Disclosure................................................    8
     3.16   Absence of Questionable Payments...............................    8
     3.17   The Closing Deliverable Agreements.............................    8

4.   Representations, Warranties and Covenants of the Investor.............    8
     4.1    Organisation, Good Standing and Qualification..................    8
     4.2    Authorisation..................................................    8
     4.3    Power and Authority............................................    8
     4.4    Purchase Entirely for Own Account..............................    8
     4.5    Investment Experience..........................................    9
     4.6    Disclosure of Information......................................    9
     4.7    Compliance with Laws...........................................    9

5.   Conditions of Investor's Obligations at the Closing...................    9
     5.1    Representations and Warranties.................................    9
     5.2    Performance....................................................    9
     5.3    Proceedings and Documents......................................    9
     5.4    Approvals......................................................    9

6.   Conditions of the Company's Obligations at the Closing................   10
     6.1    Representations and Warranties.................................   10

7.   Termination...........................................................   10
     7.1    Termination....................................................   10
     7.2    Effect of Termination..........................................   10

8.   Miscellaneous.........................................................   11
     8.1    Survival of Warranties.........................................   11
     8.2    Successors and Assigns.........................................   11
     8.3    Governing Law and Jurisdiction.................................   11
     8.4    Counterparts...................................................   11


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
     8.5    Titles and Subtitles...........................................   11
     8.6    Notices........................................................   11
     8.7    Finder's Fee...................................................   11
     8.8    Expenses.......................................................   11
     8.9    Severability...................................................   11
     8.10   Entire Agreement...............................................   12

Execution..................................................................   13

SCHEDULE A -- Corporate Details of the Company.............................   14
SCHEDULE B -- Schedule of Subsidiaries.....................................   16
SCHEDULE C -- Schedule of Group Structure Agreements.......................   18
SCHEDULE D -- Schedule of Material Liabilities.............................   19


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                          SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (this "AGREEMENT") is made on 18 January 2006 by and between:

1. XINHUA FINANCE MEDIA LIMITED, a company incorporated under the laws of the Cayman Islands and with a registered address at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, Cayman Islands, British West Indies (the "Investor"); and

2. ACCORD GROUP INVESTMENTS LIMITED, a company incorporated under the laws of the British Virgin Islands with a registered address at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "COMPANY").

                                    RECITALS

WHEREAS, the Investor desires to subscribe for and purchase, and the Company wishes to issue and sell to the Investor, the Subscription Shares for the Subscription Price.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Investor and the Company do hereby agree as follows:

1.   DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

"AFFILIATES"                     of a specified Person means any other Person
                                 that, directly or indirectly, through one or
                                 more intermediaries, Controls, is Controlled
                                 by, or is under common Control with, such
                                 specified Person or, in the case of a natural
                                 Person, such Person's spouse, parents and
                                 descendants (whether by blood or adoption and
                                 including stepchildren);

"AGREED FORM"                    means, in relation to any document, the form of
                                 that document which has been agreed upon by
                                 each of the parties hereto or their legal
                                 advisors before Closing;

"BOARD"                          means the Board of Directors of the Company;

"BUSINESS DAY"                   means any Monday, Tuesday, Wednesday, Thursday
                                 and Friday on which banks in Hong Kong are not
                                 required or permitted by laws to be closed;

"CLOSING"                        shall have the meaning provided in Clause 2.2;

"CLOSING DATE"                   shall have the meaning provided in Clause 2.2;

"CLOSING DELIVERABLE
   AGREEMENTS"                   shall have the meaning provided in Clause 2.3;

"CONTROL", "CONTROLLED"          (or any correlative term) means the possession,
                                 directly or


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
                                 indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another
                                 Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such another Person;

"DIRECTORS"                      means the members from time to time of the
                                 Board;

"GROUP" means the Company and the companies set out in Schedule B and a "GROUP COMPANY" means any member of the Group;

"GROUP STRUCTURE AGREEMENTS"     means the contracts agreements and documents as
                                 set out in Schedule C;

"HK$"                            means the lawful currency of Hong Kong;

"HONG KONG"                      means the Hong Kong Special Administrative
                                 Region of the People's Republic of China;

"MATERIAL ADVERSE CHANGE"        means any event or circumstance occurs which
                                 might reasonably be expected to have a material
                                 adverse effect on the prospects, business,
                                 operations or financial condition of the Group
                                 taken as a whole or that would materially
                                 affect the ability of any of the Group
                                 Companies or any Person who is a party to any
                                 of the Group Structure Agreements to perform
                                 its material obligations under any of the Group
                                 Structure Agreements;

"PERSON" or "PERSONS"            means any natural person, corporation, company,
                                 association, partnership, organization,
                                 business, firm, joint venture, trust,
                                 unincorporated organization or any other entity
                                 or organization, and shall include any
                                 governmental authority;

"PRC"                            means the People's Republic of China;

"SHARES" means the ordinary shares of US$1.00 each in the capital of the Company;

"SINO" means Sino Investment Holdings Limited, a company incorporated under the laws of the Commonwealth of the Bahamas with registration number 141019B and a registered address at Charlotte House, Charlotte Street, P.O. Box
                                 N-341, Nassau, Bahamas;

"SUBSCRIPTION PRICE"             means US$440,000;

"SUBSCRIPTION SHARES"            means the 19 Shares subscribed for by the
                                 Investor under this Agreement, which shall
                                 represent 19% of the issued and outstanding
                                 share capital of the Company immediately
                                 following Completion;

"$" and "US DOLLARS"             means the lawful currency of the United States
                                 of America;

"WFOE"                           means New China Media Co. Limited
                                 [Chinese Characters],


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
                                 [Chinese Characters] a wholly foreign owned enterprise established in the PRC as a wholly-owned subsidiary of the Company.

2.   SUBSCRIPTION AND SALE OF SUBSCRIPTION SHARES

2.1 Subscription and Sale. Subject to the terms and conditions set out in this Agreement, the Investor agrees with the Company to subscribe for and purchase at the Closing, and the Company agrees to issue and sell to the Investor at the Closing, the Subscription Shares for the Subscription Price.

2.2 Closing. As promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Clauses 5 and 6 hereof (or such other date as may be agreed by the Company and the Investor), the subscription and sale of the Subscription Shares (the "CLOSING") shall take place at the offices of the Company at 2003-4 Vicwood Plaza, 199 Des Voeux Road Central, Hong Kong Special Administrative Region, the People's Republic of China, or at such other time and place as the Company and the Investor mutually agree in writing. The date and time of the Closing are herein referred to as the "CLOSING DATE".

2.3 Closing Deliveries by the Company. At the Closing, the Company shall issue the Subscription Shares to the Investor as fully-paid shares and shall enter the name of the Investor in the register of members of the Company as the holders of the Subscription Shares and shall deliver to the Investor (unless delivered prior to the Closing):

     (i) a duly issued share certificate of the Company dated the Closing Date and issued in the name of the Investor in respect of the Subscription Shares; and

     (ii) a copy of each of the duly executed Group Structure Agreements.

     The agreements referred to under sub clauses 2.3(i) and 2.3(ii) shall be referred to as the "CLOSING DELIVERABLE AGREEMENTS."

2.4 Closing Deliveries by the Investor. At the Closing, the Investor shall make payment of the Subscription Price payable by it in respect of the Subscription Shares by wire transfer in US dollars in immediately available funds to an account specified by the Company.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to each Investor that:

3.1 Organisation. Each of the Group Companies is a limited liability company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its assets and to carry on its business as now conducted and, with respect to the Company, as proposed to be conducted pursuant to the terms of the Group Structure Agreements.

3.2 Capitalisation. Immediately prior to Closing the authorised capital of the Company shall be US$50,000 divided into 50,000 ordinary shares of US$1.00 each and the issued share capital of the Company immediately prior to Closing shall be as set out in Schedule A Part I. Immediately following Closing the issued share capital of the Company will be as set out in Schedule A Part II.

3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except as set out in Schedule B. The particulars of each of the Group Companies set out in Schedule B are true and accurate in all respects and the percentage of the share capital showed therein as owned or controlled by the


                                        5

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     Company is beneficially owned free from all encumbrance, save as contained in the Group Structure Agreements. Save as expressly provided in the Group Structure Agreements, there is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any share or loan capital of any of the Group Companies (including any option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests in any of the Group Companies).

3.4 Authorisation. All corporate action on the part of the Company required for the authorisation, execution and delivery of this Agreement and the Shareholders Agreement will be taken prior to Closing and the performance of all obligations of the Company under each of these and the authorisation, issuance (or reservation for issuance), sale and delivery of the Subscription Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganisation, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable principles.

3.5 No Conflict. The execution, delivery and performance of this Agreement and the Shareholders Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the Amended and Restated Memorandum and Articles of Association (or similar organizational documents) of the Company, or (b) conflict with or violate any law or governmental order applicable to either the Company or any other Group Company or any party to any of the Group Structure Agreements or any of the assets, properties or businesses of the Company or any other Group Company, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets pursuant to any note, bond, mortgage, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which either the Company or any other Group Company is a party or by which any of such assets or properties is bound or affected including, without limitation, any of the Group Structure Agreements.

3.6 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority in Hong Kong or the PRC.

3.7 Issuance of Subscription Shares. The Subscription Shares, when issued, delivered and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and free of any lien or encumbrance. Except as set forth in the Shareholders Agreement, the Articles of Association and the laws and regulations of any jurisdiction that may apply to any holder of shares in the Company, the Subscription Shares are not subject to any restrictions on transfer.

3.8 Share Rights. The Subscription Shares shall have the rights as set out in the Articles of Association.

3.9 Liabilities. Save as disclosed in Schedule D, no Group Company has any material liability (actual, contingent or otherwise).

3.10 The Group Structure Agreements. (a) To the best of the knowledge and belief of the Company having made reasonable enquiries, each of the Group Structure Agreements has


                                        6

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     been duly executed, is in full force and effect and constitutes the valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganisation, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable principles. (b) To the best of the knowledge and belief of the Company having made all reasonable enquiries, the execution, delivery and performance of each of the Group Structure Agreements by the parties thereto do not and will not conflict with or violate any law, regulation or governmental order in the PRC. (c) To the best of the knowledge and belief of the Company having made all reasonable enquiries, the execution, delivery and performance of each of the Group Structure Agreements by the parties thereto do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority in the PRC or, if any such consent, approval, authorization, order, action, filing or notification is required, they have been obtained or made or will be obtained or made prior to the Closing.

3.11 Litigation. There is no litigation, arbitration, prosecution or other legal proceedings in progress or pending or threatened against any Group Company or any party to any of the Group Structure Agreements nor is there any claim or, to the best of the knowledge and belief of the Company after having made due enquiries, any fact which may give rise to a claim against any Group Company or any party to any of the Group Structure Agreements which, individually or in aggregate, may have or have had a material effect on the financial or business conditions or prospects (whether or not arising in the ordinary course of business) of the Group taken as a whole or which is material in the context of the subscription for Subscription Shares.

3.12 Winding up, etc. There are no bankruptcy, winding-up, receivership, administration or other similar proceedings in progress or pending in respect of any Group Company or, to the best of the knowledge and belief of the Company after having made due enquires, any Person (other than a Group Company) who is a party to any of the Group Structure Agreements.

3.13 Material Contracts. Other than the Group Structure Agreements and as disclosed in Schedule C, no Group Company has any material, long term, onerous or unusual contract or commitment binding upon it including but not limited to:

     (i) any contract entered into otherwise than in the ordinary course of business;

     (ii) any agreement or arrangement otherwise than by way of bargain at arm's length;

     (iii) any sale or purchase option or similar contract or arrangement affecting any assets owned or used by any Group Company or by which a Group Company is bound;

     (iv) any contract which cannot readily be fulfilled or performed by a Group Company on time or without undue or unusual expenditure of money or effort;

     (v) any agreement whereby a Group Company is, or has agreed to become, a member of any joint venture, consortium or partnership or other unincorporated association; and

     (vi) any inter-company agreements and arrangements between any two or more Group Companies or between Xinhua Finance Limited and any of its Affiliates and a Group Company.

3.14 Brokerage or Commissions. No Person is entitled to receive from the Company any finder's fee brokerage or commission in connection with this Agreement or anything contained in it.


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3.15 Full Disclosure. (a) The Company is not aware of any facts pertaining to the Group or its proposed business which could materially adversely affect the Group or which are likely in the future to materially adversely affect the Group and which have not been disclosed by or on behalf of the Company in connection with or pursuant to this Agreement. (b) To the best of the knowledge and belief of the Company after having made due enquiries, no representation or warranty of the Company in this Agreement, nor any statement or certificate furnished or to be furnished by or on behalf of the Company to the Investor pursuant to or in connection with this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

3.16 Absence of Questionable Payments. None of the Group Companies nor any of their respective Affiliates, directors, officers, agents, employees or other persons acting on their behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. None of the Group Companies nor any of their respective Affiliates, directors, officers, agents, employees or other persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

3.17 The Closing Deliverable Agreements. On or before Closing, each of the Closing Deliverable Agreements will have been duly executed and, as at Closing, will be in full force and effect and will constitute the valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms at Closing.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR. The Investor hereby represents, warrants and covenants to the Company that each of the following statements is true:

4.1 Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its legal registration jurisdiction.

4.2 Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms.

4.3 Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to subscribe for and purchase the Subscription Shares and to execute, deliver and perform this Agreement.

4.4 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Subscription Shares to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Subscription Shares.

4.5 Investment Experience. It is an investor in securities of companies in the development stage and acknowledges that it is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Subscription Shares.

4.6 Disclosure of Information. It and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Subscription Shares which have been requested by it or its advisors. It and its advisors, if any, have been afforded the opportunity to ask questions of representatives of the Company and have received answers to such questions, as it deems necessary in connection with its decision to subscribe for the Subscription Shares.

4.7 Compliance with Laws. It has complied with all applicable laws of its jurisdiction in connection with the subscription of the Subscription Shares and this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of Subscription Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Subscription Shares. The Investor's subscription and payment for and its beneficial ownership of the Subscription Shares, will not violate any applicable securities or other laws of the Investor's jurisdiction.

5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSING. The obligations of the Investor under Clause 2 of this Agreement are subject to the satisfaction or waiver, on or before the Closing Date of each of the following:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Clause 3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to that Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

5.4 Approvals. All governmental approvals (other than the business licence) for the establishment and operation of the WFOE in the business of provision of media consulting services shall have been obtained and in full force and effect.

6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the satisfaction or waiver on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Investor contained in Clause 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

7.   TERMINATION

7.1  Termination. This Agreement may be terminated at any time prior to the
     Closing:


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     (a)  by the Investor if, between the date hereof and the Closing: (i) there is a Material Adverse Change, (ii) any representations and warranties of the Company contained in this Agreement shall not have been true and correct when made, (iii) the Company shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) any Group Company or any Person who is a party to any of the Group Structure Agreements makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against such Group Company or Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (b) by the Company but such termination shall be effective if, between the date hereof and the Closing: (i) any representations and warranties of the Investor contained in this Agreement shall not have been true and correct when made, (ii) the Investor shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iii) the Investor makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Investor in question seeking to adjudicate the Investor in question bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (c) by the Investor or the Company if the Closing shall not have occurred by 28 February, 2006; provided, however, that the right to terminate this Agreement under this Clause 8.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

     (d) by the Investor or the Company in the event that any competent governmental authority in the PRC shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the proposed business and operation of the Group or the Group Structure Agreements; or

     (e)  by the mutual written consent of the Investor and the Company.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Clause 7.1 other than as provided in Clause 7.1(b), this Agreement shall forthwith become void provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement. In the event of termination of this Agreement as provided in Clause 7.1(b), this Agreement shall forthwith become void and there shall be no liability on the part of the Company provided that neither the Company nor the Investor shall be relieved from liability for any breach of this Agreement.

8.   MISCELLANEOUS

8.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Subscription Shares sold hereunder transferred in accordance with the terms of the Shareholders Agreement). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto irrevocably agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong in all matters arising in connection with this Agreement.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon postal service delivery, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or by facsimile at the facsimile number set out on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

8.7 Finder's Fee. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which that Investor or any of its officers, partners, employees, or representatives is responsible.

8.8 Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in the preparation, negotiation and execution of this Agreement.

8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

8.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

             THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK
                           THE EXECUTION PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE INVESTOR

For and on behalf of
XINHUA FINANCE MEDIA LIMITED
By:


/s/ Fredy Bush
-------------------------------
Name:
      -------------------------
Title:
       ------------------------

Address:
Suite 2003-5 Vicwood Plaza
199 Des Voeux Road Central
Hong Kong

Telephone: (852) 3196 3909
Facsimile: (852) 2815 1348

THE COMPANY

For and on behalf of
ACCORD GROUP INVESTMENTS LIMITED
By:


/s/ Clifford Ng
------------------------------
Name: Clifford Ng
Title: Director

Address:
c/o 35/F, Two International Finance Centre
8 Finance Street, Central,
Hong Kong

Telephone: (852) 2511 5100
Facsimile: (852) 2511 9515

                                   SCHEDULE A

                                     PART I

          CORPORATE DETAILS OF THE COMPANY IMMEDIATELY PRIOR TO CLOSING

Name                             Accord Group Investments Limited
Date and place of
   Incorporation                 15 June, 2005 - British Virgin Islands

Registered Address               Offshore Incorporations Limited,
                                 P.O. Box 957, Offshore Incorporations Centre,
                                 Road Town, Tortola,
                                 British Virgin Islands

Correspondence Address           Preston Gates & Ellis
                                 Room 3503, 35th Floor
                                 Two International Finance Centre
                                 8 Finance Street, Central
                                 Hong Kong

Authorised share capital         US$50,000 made up of 50,000 ordinary shares of
                                 US$1.00 each

Issued share capital             81 ordinary shares

                                                            No. of Ordinary
Shareholders                     Shareholder Name                Shares
                                 ----------------           ---------------
                                 Sino Investment Holdings
                                 Limited                           81
                                                                  ---
                                    TOTAL:                         81
                                                                  ===

                                   SCHEDULE A

                                     PART II

           CAPITALIZATION OF THE COMPANY IMMEDIATELY FOLLOWING CLOSING

Authorised share capital         US$50,000 made up of 50,000 ordinary shares of
                                 US$1.00 each

Issued share capital             100 ordinary shares

                                                                No. of Shares
Shareholders                     Shareholder                         Held
                                 -----------                    -------------
                                 Sino Investment Holdings
                                 Limited                              81
                                 Xinhua Finance Media Limited         19
                                                                     ---
                                 TOTAL:                              100
                                                                     ===

                                   SCHEDULE B

                            SCHEDULE OF SUBSIDIARIES

Name                             Great Triumph Investments Limited

Date and place of
   Incorporation                 13 June, 2005 - British Virgin Islands

Registered Address               Offshore Incorporations Limited,
                                 P.O. Box 957, Offshore Incorporations Centre,
                                 Road Town, Tortola,
                                 British Virgin Islands

Correspondence Address           Preston Gates & Ellis
                                 Room 3503, 35th Floor
                                 Two International Finance Centre
                                 8 Finance Street, Central
                                 Hong Kong

Authorised share capital         US$50,000 made up of 50,000 ordinary shares of
                                 US$1.00 each

Issued share capital             1 ordinary share

                                                            No. of Ordinary
Shareholders                     Shareholder Name                Shares
                                 ----------------           ---------------
                                 Accord Group Investments
                                 Limited                           1
                                                                 ---
                                    TOTAL:                         1
                                                                 ===

                                   SCHEDULE B

                            SCHEDULE OF SUBSIDIARIES

                                                       Attributable
                                                  proportion of nominal
                                                    value of issued /
                                                    registered capital
                                 Place of          held by the Company
                              incorporation/      ---------------------
NAME OF SUBSIDIARY             establishment      Directly   Indirectly               Principal activities
------------------         --------------------   --------   ----------   -------------------------------------------
New China Media Co.        People's Republic of   100%       N/A          Provision of cultural exchanges,
                           China                                          investments, international economic, trade,
                                                                          technical, business, corporate governance,
                                                                          and softwares development consulting
                                                                          services; sale of self-manufactured
                                                                          products and provision of related services

Beijing Shiji Guangnian    People's Republic of              80%          Domestic advertising designs, production,
Advertising Co.,           China                                          agency and distribution
Limited (PRC)

                                   SCHEDULE C

                       LIST OF GROUP STRUCTURE AGREEMENTS

1.   Secured Promissory Note issued by Irene Wang ("IRENE") in favour of WFOE

2. Equity Pledge Agreement amongst Irene, WFOE and Beijing Shiji Guangnian Advertising Co., Limited("BSG")

3.   Exclusive Equity Purchase Option Agreement between Irene and WFOE

4.   Subrogation Agreement amongst Irene, WFOE and BSG

5.   Declaration by spouse of Irene

6.   Letter of resignation to be signed in blank by Irene as director of BSG

7. Letter of resignation to be signed in blank by Irene as legal representative of BSG

8.   Letter of resignation to be signed in blank by Irene as supervisor of BSG

                                   SCHEDULE D

             MATERIAL LIABILITIES DISCLOSED PURSUANT TO SECTION 3.9

1. Legal fees of Preston Gates & Ellis incurred in connection with this Agreement and all agreements and actions contemplated herein.